Exhibit 2.5

THIS SHARE REPURCHASE AGREEMENT is made as of the 27th day of March, 2002,


BETWEEN:

           SIDEWARE SYSTEMS INC., a corporation validly subsisting under the laws of the Yukon Territory and having an office at Suite 200 - 304 Jarvis
Street, Whitehorse, Yukon Territory Y1A 2H2

                                                   ("Sideware")

AND:

           SYD ENTERPRISES LTD., a company validly subsisting under the laws of British Columbia and having an office at Suite 1620 - 777 Dunsmuir Street,
Vancouver, British Columbia V7Y 1K4

                                                 (the "Vendor")

AND:

            CHALK MEDIA CORP., a company validly subsisting under the laws of British Columbia and having an office at Suite 1600 - 777 Dunsmuir Street,
Vancouver, British Columbia V7Y 1K4

                                              (the "Purchaser")


WHEREAS:

A. In accordance with the Share Purchase Agreement, in payment and satisfaction of the purchase price payable by the Purchaser to the Vendor for the 21,925,050 Chalk.com Holding Common Shares purchased and sold thereunder, the Purchaser allotted and issued the Vendor's Chalk Media Common Shares to the Vendor;

B. The Vendor and the Purchaser have agreed that the Purchaser shall have the right to repurchase the Vendor's Chalk Media Common Shares upon the terms and conditions of this Agreement;

C.       The Vendor is a wholly owned subsidiary of Sideware; and

D. Sideware has agreed to become a party to this Agreement for the purposes of making certain representations and warranties to the Purchaser and providing certain covenants and agreements to the Purchaser.

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                                 2

		NOW THEREFORE WITNESSETH that in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:


        ARTICLE 1
        DEFINITIONS AND INTERPRETATION


Definitions

1.01 In this Agreement, including the recitals hereto, the following words and phrases shall have the following meanings:

(a) "Agreement" means this agreement, including the Schedule hereto, and all amendments made hereto by written agreement between Sideware, the Vendor and the Purchaser;

(b) "Chalk.com Holding" means Chalk.com Network (Holding) Corporation, a corporation validly subsisting under the laws of the State of Delaware, USA having its registered office in the State of Delaware c/o Corporation Trust Centre, 1209 Orange Street,
       Wilmington, Delaware, USA 19801, County of New Castle;

(c) "Chalk.com Holding Common Shares" means the shares of Common Stock with a par value of $0.0001 in the capital of Chalk.com Holding;

(d) "Chalk Media Common Shares" means the Common Shares without par value in the capital of the Purchaser;

(e) "Encumbrance" means any mortgage, charge, pledge, security interest, lien, encumbrance, action, claim, demand and equity of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(f) "GST" means goods and services tax levied under Part IX of the Excise Tax Act (Canada);

(g) "Income Tax Act" means the Income Tax Act (Canada), as amended from time to time;

(h)    "Person" includes a firm, corporation or other entity;

(i) "Share Purchase Agreement" means the agreement made as of the 27th day of March, 2002 between Sideware, the Vendor and the Purchaser pursuant to which, among other things, the Vendor sold and the Purchaser purchased 21,925,050 Chalk.com Holding Common Shares for a purchase price of $2,000,003 US which was paid and satisfied in full by the allotment and issuance to the Vendor of 21,925,050 Chalk Media Common Shares and warrants to purchase an additional 500,000 Chalk Media Common Shares;

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                                 3

(j) "Social Services Tax" means social services tax levied under the SOCIAL SERVICE TAX ACT (British Columbia);

(k) "Vendor's Chalk Media Common Shares" means the 21,925,050 Chalk Media Common Shares allotted and issued to the Vendor pursuant to the Share Purchase Agreement and which are to be sold by the Vendor and purchased by the Purchaser in accordance with this Agreement; and

(l) "Vendor's Solicitors" means barrister and solicitor or firm of barristers and solicitors specified from time to time by the Vendor in accordance with section 3.05 as its solicitors for the purposes of this Agreement.


Captions and Section Numbers

1.02 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.


Extended Meanings

1.03 The words "hereof", "herein", "hereunder" and similar expressions used in any clause, paragraph or section of this Agreement shall relate to the whole of this Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.


Number and Gender

1.04 Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed to mean the plural or feminine or body corporate where the context of this Agreement or the parties hereto so require.


Section References

1.05 Any reference to a particular "article", "section", "subsection" or other subdivision is to the particular article, section or other subdivision of this Agreement.


Governing Law

1.06 This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and all disputes arising under this Agreement shall be referred to the Courts of the Province of British Columbia.

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                                 4

Severability of Clauses

1.07 In the event that any provision of this Agreement or any part thereof is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


Currency

1.08 All sums of money to be paid or calculated pursuant to this Agreement shall be paid or calculated in currency of the United States of America unless otherwise expressly stated.


Statutes

1.09 Unless otherwise stated, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which supplement or supersede such statute or such regulations.


No Contra Proferentum

1.10 The language in all parts of this Agreement shall in all cases be construed as a whole and neither strictly for nor strictly against any of the parties.


Schedules

1.11 The schedules attached hereto are hereby incorporated into this Agreement and form a part hereof. All terms defined in this Agreement shall have the same meaning in such schedules. The schedules to this Agreement are as follows:

Schedule "A"       Purchase Notice


          ARTICLE 2
PURCHASE AND SALE OF THE VENDOR'S CHALK MEDIA COMMON SHARES

Purchase and Sale

2.01 Upon the terms and conditions of this Agreement, the Vendor hereby agrees to sell and the Purchaser agrees to purchase some or all of the Vendor's Chalk Media Common Shares free and clear of all liens, charges and Encumbrances whatsoever.

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                                 5


Purchase Price for the Vendor's Chalk Media Common Shares

2.02 The purchase price payable by the Purchaser to the Vendor for each of the Vendor's Chalk Media Common Shares purchased by the Vendor pursuant to this Agreement shall be $0.09122 US.


Payment of Purchase Price

2.03 The purchase price payable by the Purchaser for each of the Vendor's Chalk Media Common Shares purchased by the Vendor pursuant to this Agreement shall be paid and satisfied in full by way of bank draft, certified cheque, solicitor's trust cheque or wire transfer concurrently with the delivery to the Purchaser by the Vendor of the share certificates representing such shares.


Initial Purchase of Vendor's Chalk Media Common Shares

2.04 The Vendor hereby agrees to sell and the Purchaser agrees to purchase, concurrently with the execution and delivery of this Agreement, 3,300,000 of the Vendor's Chalk Media Common Shares free and clear of all liens, charges and Encumbrances whatsoever for the purchase price of be $0.09122 US per share or $301,026.00 US in the aggregate. Upon execution and delivery of this Agreement:

(a) the Vendor will deliver to the Purchaser a share certificate or certificates representing 3,300,000 Chalk Media Common Shares duly registered in the name of the Vendor and endorsed for transfer to the Purchaser; and

(b) the Purchaser will deliver to the Vendor the sum of $301,026.00 US by way of bank draft, certified cheque, solicitor's trust cheque or wire transfer.


Subsequent Purchases of Vendor's Chalk Media Common Shares

2.05 The Purchaser may, in its sole discretion, elect to purchase any or all of the remaining 18,625,050 Vendor's Chalk Media Common Shares at any time and from time to time prior to 5 p.m. (local time in Vancouver, British Columbia) on July 19, 2002 by delivering to the Vendor the following:

(a) a purchase notice, in the form attached to this Agreement as Schedule "A", specifying the number of Vendor's Chalk Media Common Shares that the Purchaser is electing to purchase; and

(b) subject to the following proviso, the full purchase price of $0.09122 US for each of the Vendor's Chalk Media Common Shares being purchased in accordance with the Purchase Notice, by way of bank draft, certified cheque, solicitor's trust cheque or wire


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                                 6

       transfer; provided, however, that the Purchaser may, in its sole discretion, elect to forward the purchase price payable for the Vendor's Chalk Media Common Shares being purchased in accordance with the Purchase Notice to the Vendor's Solicitors upon undertakings not to release the same to the Vendor until such time as the Vendor has provided to the Purchaser a share certificate or certificates representing that number of Chalk Media Common Shares specified in the Purchase Notice, duly registered in the name of the Vendor and endorsed for transfer to the Purchaser.

The Vendor shall, forthwith following receipt of a Purchase Notice, deliver to the Purchaser a share certificate or certificates representing that number of Chalk Media Common Shares specified in the Purchase Notice, duly registered in the name of the Vendor and endorsed for transfer to the Purchaser.


Termination of Purchaser's Right to Purchase

2.06 Effective at 5 p.m. (local time in Vancouver, British Columbia) on July 19, 2002, the Purchaser's right to purchase any of the Vendor's Chalk Media Common Shares which the Purchaser has not elected to purchase pursuant to a Purchase Notice delivered to the Vendor prior to 5 p.m. (local time in Vancouver, British Columbia) on July 19, 2002 shall cease and terminate and be of no further force or effect. For greater certainty, if the Purchaser delivers a Purchase Notice to the Vendor prior to 5 p.m. (local time in Vancouver, British Columbia) on July 19, 2002 and concurrently tenders to the Vendor or the Vendor's Solicitors the full purchase price of $0.09122 US for each of the Vendor's Chalk Media Common Shares being purchased in accordance with the Purchase Notice by way of bank draft, certified cheque, solicitor's trust cheque or wire transfer, there shall be a binding contract between the Vendor and the Purchaser for that number of the Vendor's Chalk Media Common Shares specified in the Purchase Notice notwithstanding that the purchase and sale of such shares shall not have been completed prior to 5 p.m. (local time in Vancouver, British Columbia) on July 19, 2002.


              ARTICLE 3
 REPRESENTATIONS, WARRANTIES AND COVENANTS
        OF THE VENDOR AND SIDEWARE


Representations and Warranties

3.01 The Vendor and Sideware hereby jointly and severally represent and warrant to the Purchaser, with the intent that the Purchaser shall rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

(a) the Vendor has full power, authority, right and capacity to enter into this Agreement on the terms and conditions herein contained, to sell, assign and transfer the legal and beneficial title to the Vendor's Chalk Media Common Shares to the Purchaser, to carry out the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations under this


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                                 7

       Agreement. The Vendor and its board of directors and Sideware, as the sole shareholder of the Vendor, have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, the execution, delivery and performance of this Agreement and the sale and transfer of the Vendor's Chalk Media Common Shares by the Vendor to the Purchaser;

(b) Sideware has full power, authority, right and capacity to enter into this Agreement on the terms and conditions herein contained, to carry out the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations under this Agreement. Sideware and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, the execution, delivery and performance of this Agreement;

(c) this Agreement has been duly and validly executed and delivered by each of the Vendor and Sideware and constitutes a legal, valid and binding obligation of each of the Vendor and Sideware enforceable in accordance with its terms;

(d) the Vendor presently owns the Vendor's Chalk Media Common Shares as the registered and beneficial owner thereof and will, on the date of closing of the sale to the Purchaser of any of the Vendor's Chalk Media Common Shares in accordance with this
       Agreement, own such shares as the registered and beneficial owner thereof, free and clear of any Encumbrance whatsoever and:

       (i) the Vendor does not presently and will not on the date of closing of the sale to the Purchaser of any of the Vendor's Chalk Media Common Shares have any liability or indebtedness, whether disclosed or undisclosed, absolute or contingent, to any Person which constitutes, or may constitute, by operation of law or otherwise, an Encumbrance on any of the Vendor's Chalk Media Common Shares; and

       (ii) no Person has any agreement or option, present or future, contingent, absolute or capable of becoming an agreement or option or which with the passage of time or the occurrence of any event could become an agreement or option to acquire the Vendor's Chalk Media Common Shares, or any of them;

(e) each of the Vendor and Sideware are resident within Canada within the meaning of the Income Tax Act; and

(f) the performance by the Vendor and Sideware of this Agreement will not be in violation of any agreement to which either the Vendor or Sideware is a party.

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                                 8


Representations and Warranties in Closing Documents

3.02 All statements contained in any certificate or other instrument delivered by or on behalf of the Vendor or Sideware pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Vendor and Sideware under this Agreement.


Survival of Representations and Warranties

3.03 The representations and warranties of the Vendor and Sideware contained in this Article 3 shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect for the benefit of the Purchaser thereafter, notwithstanding any independent enquiry or investigation by the Purchaser.


Vendor to Remain Canadian Resident

3.04 The Vendor and Sideware jointly and severally covenant and agree with the Purchaser that the Vendor will take no steps and proceedings prior to July 20, 2007 pursuant to which the Vendor would become a non-resident of Canada for the purposes of the Income Tax Act.


Vendor's Solicitors

3.05 The Vendor shall, concurrently with the execution and delivery of this Agreement, provide the Purchaser with a written notice specifying the name and address of a barrister and solicitor or firm of barristers and solicitors who shall act as the Vendor's solicitors for the purposes of this Agreement. If, prior to July 20, 2002, the Vendor wishes to change the Vendor's Solicitors, the Vendor shall provide the Purchaser with a written notice specifying the name and address of the new barrister and solicitor or firm of barristers and solicitors that will act as the Vendor's Solicitors.


        ARTICLE 4
        REPRESENTATIONS AND WARRANTIES OF PURCHASER


Representations and Warranties

4.01 The Purchaser hereby represents and warrants to the Vendor and Sideware, with the intent that they shall rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

(a) the Purchaser is a company duly incorporated, validly subsisting and in good standing under the laws of British Columbia;

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                                 9

(b) the Purchaser has full power, authority, right and capacity to enter into this Agreement and to carry out the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth; and

(c) this Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors.


Survival

4.02 The representations and warranties contained in section 4.01 shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect for the benefit of the Vendor and Sideware thereafter, notwithstanding any independent enquiry or investigation by the Vendor or Sideware.


Indemnity

4.03 The Purchaser covenants to indemnify and hold harmless the Vendor and Sideware from and against any loss, claims, damages, liability, expenses and costs, including any payment made in good faith in settlement of any claim or potential claim, arising from any of the representations and warranties set forth in section 4.01 being incorrect or breached.



        ARTICLE 5
        GENERAL PROVISIONS


Notices

5.01 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed postage prepaid addressed as follows:

To Sideware:

    Sideware Systems Inc.
    Suite 200 - 304 Jarvis Street
    Whitehorse, Yukon Territory Y1A 2H2

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                                10

To the Vendor:

    Syd Enterprises Ltd.
    Suite 1620 - 777 Dunsmuir Street
    Vancouver, British Columbia V7Y 1K4

To the Purchaser:

    Chalk Media Corp.
    Suite 1600 - 777 Dunsmuir Street
    Vancouver, British Columbia V7Y 1K4

or to such other address as may be given in writing by the parties and shall be deemed to have been received, if delivered by hand, on the date of delivery and if mailed as aforesaid to the addresses set out above then on the fifth business day following the posting thereof provided that if there shall be between the time of mailing and the actual receipt of the notice a mail strike, slowdown or other labour dispute which might affect the delivery of the notice by the mails, then the notice shall only be effective if actually delivered.


Non-Merger

5.02 Notwithstanding the completion of the transactions contemplated by this Agreement, the waiver of any condition contained herein (unless such waiver expressly releases a party of any such representation, warranty, covenant or agreement) or any investigation made by any of the parties, the representations, warranties, covenants and agreements of the parties set forth in this Agreement shall survive the Closing and will remain in full force and effect.


Time of Essence

5.03 Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.


Binding Effect

5.04 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.


Entire Agreement

5.05 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous expectations, understandings, communications,

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                                11

representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.


Further Assurances

5.06 Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further and other things as may be necessary or desirable to implement and carry out the intent of this Agreement.


Amendments

5.07 No amendment to this Agreement shall be valid unless it is evidenced by a written agreement executed by all of the parties hereto.


Legal and Other Expenses

5.08 Each party shall be responsible for their own legal and other fees, inclusive of GST and Social Service Tax, which may be incurred in contemplation of this Agreement.

	IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


SIDEWARE SYSTEMS INC.

Per:     /s/ James L Speros

         Authorized Signatory


SYD ENTERPRISES LTD.

Per:    /s/ James L. Speros

         Authorized Signatory


CHALK MEDIA CORP.

Per:     /s/ Grant Sutherland

         Authorized Signatory



Schedule "A"
Purchase Notice


TO:                SYD ENTERPRISES LTD. (the "Vendor")

The undersigned, Chalk Media Corp. (the "Purchaser") hereby gives formal notice, in accordance with subsection 2.05(a) of the Share Purchase Agreement (the "Agreement") made as of the 27th day of March, 2002 between Sideware Systems Inc., the Vendor and the Purchaser, that the Purchaser is electing to purchase _______________ of the Vendor's Chalk Media Common Shares (as that term is defined in the Agreement) free and clear of all liens, charges and encumbrances whatsoever for the purchase price of be $0.09122 US per share or $______________US in the aggregate. The Purchaser also confirms that:

[select the appropriate option]

1. A [bank draft, certified cheque, solicitor's trust cheque] payable to the Vendor for the full purchase price of $______________ US payable for all of the Vendor's Chalk Media Common Shares being purchased in accordance with this Purchase Notice is enclosed herewith.

OR

2. The Purchaser has forwarded the full purchase price of $______________ US payable for all of the Vendor's Chalk Media Common Shares being purchased in accordance with this Purchase Notice to the Vendor by wire transfer.

OR

3. The Purchaser has forwarded the full purchase price of $______________ US payable for all of the Vendor's Chalk Media Common Shares being purchased in accordance with this Purchase Notice to the Vendor's Solicitors (as that term is defined in the Agreement), the law firm of ________________________________, by [bank draft, certified cheque, solicitor's trust cheque, wire transfer] upon undertakings not to release the same to the Vendor until such time as the Vendor has provided to the Purchaser a share certificate or certificates representing the number of Vendor's Chalk Media Common Shares specified in this Purchase Notice, duly registered in the name of the Vendor and endorsed for transfer to the Purchaser.


Dated this ____ day of ____________________, 2002.


CHALK MEDIA CORP.

Per:

          Authorized Signatory